Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 25, 2011, in this Registration Statement Form S-4 and related Prospectus of IPALCO Enterprises, Inc. and subsidiaries dated October 7, 2011.

/s/ Ernst & Young LLP
Indianapolis, Indiana
October 7, 2011